UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2014
Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Janus Resources, Inc.
(Former name if changed since last report)

Nevada
(State or other jurisdiction of incorporation)

000-30156
(Commission File Number)

98-0170257
(I.R.S. Employer Identification No.)

430 Park Ave.
Suite 702
New York, New York 10022
(Address of principal executive offices)

(800) 755-5815
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On January 7, 2014, the company filed a Certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada changing its name from Janus Resources, Inc. to RenovaCare, Inc. (the “Company”). A copy of the Certificate of Amendment to the Articles of Incorporation is filed as Exhibit 3.1 hereto. The amendment had been previously approved by the Company’s stockholders.

In connection with the name change, the Company’s common stock, which previously traded under the ticker symbol “JANI” on the OTC Markets Group QB tier, will begin trading under the new ticker symbol “RCAR” on January 9, 2014. In addition, the Company’s common stock has been assigned a new CUSIP number of 75988J106 in connection with the name change. Outstanding stock certificates representing shares of the Company’s common stock will continue to be valid and need not be exchanged in connection with the name change.

In connection with the Financial Industry Regulatory Authority’s (“FINRA”) Rule 6490 and Rule 10b-17 of the United States Securities Exchange Act of 1934, as amended, the Company submitted an issuer company-related action notification form to FINRA notifying FINRA of the name change. On January 8, 2014, FINRA notified the Company that the name change and symbol had been approved with an effective date of January 9, 2014.

Increase in Authorized Shares

On January 7, 2014, the Company filed a Certificate of Change with the Secretary of State of Nevada increasing the Company’s authorized shares of common stock, par value $0.00001 from 200,000,000 to 500,000,000. A copy of the Certificate of Change is filed as Exhibit 3.2 hereto. The amendment had been previously approved by the Company’s stockholders.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation

3.2	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 10, 2014.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President & CEO

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